Exhibit 1.1

                    SECOND AMENDMENT TO AMENDED AND RESTATED
              REVOLVING LINE OF CREDIT LOAN AND SECURITY AGREEMENT


         THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING LINE OF CREDIT LOAN AND SECURITY AGREEMENT ("Amendment") is dated as of September 29, 2006, and is by and between (a) ESSEX CORPORATION (for itself and as successor by merger to Computer Science Innovations, Inc.), THE WINDERMERE GROUP, LLC, WINDERMERE INFORMATION TECHNOLOGY SYSTEMS, LLC, and WINDERMERE HDS, LLC (collectively, the "BORROWERS") and (b) BANK OF AMERICA, N.A., a national banking association (the "Lender").

                                    RECITALS:

         A. Pursuant to that certain Amended and Restated Revolving Line of Credit Loan and Security Agreement dated as of June 30, 2005 between the Lender and the Borrowers, as amended by that certain First Amendment to Amended and Restated Revolving Line of Credit Loan and Security Agreement dated as of
December 19, 2005 (as the same may from time to time be amended, restated, extended, refinanced, replaced, supplemented or otherwise modified, the "LOAN AGREEMENT"), the Lender established (a) a revolving credit facility pursuant to which the Lender agreed to make advances to the Borrowers from time to time in an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000) at any one time outstanding and (b) an uncommitted guidance line facility pursuant in an aggregate principal amount not to exceed $20,000,000.

         B. The Borrowers desire to consummate the acquisition (the "ACQUISITION") of all of the Capital Stock and assets of Adaptive Optics Associates, Inc., as the same transaction is more particularly described in that certain Stock Purchase Agreement of dated as of September 19, 2006.

         C. The Borrowers have asked the Lender to enter into this Amendment in order to (i) increase the Lender's Maximum Revolving Commitment Amount under the existing revolving credit facility pursuant to which the Lender will make advances to the Borrowers from time to time up to an aggregate principal amount not to exceed Fifty Five Million Dollars ($55,000,000), (ii) amend the Loan Agreement and the applicable Loan Documents, (iii) adjust the Borrowers' financial covenants, and (iv) consent to the Acquisition. The Lender is willing to do so only if the Borrowers execute and deliver this Amendment and all of the other documents called for herein.

         D. The obligations of the Borrowers to repay advances made under the Loan Agreement is currently evidenced by that certain Amended and Restated Revolving Loan Note dated June 30, 2005 from the Borrowers to the order of the Lender in the face amount of Forty Million Dollars ($40,000,000.00), which is intended to be further amended and restated concurrently with the execution of this Amendment pursuant to that certain Second Amended and Restated Revolving Loan Note from the Borrowers to the order of the Lender

(as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "REVOLVING NOTE"). The Loan Agreement, the Revolving Note, and all other documents now or hereafter executed and delivered by the Borrowers or any other party or parties to evidence, secure, guarantee, or otherwise in connection with the Credit Facility are hereinafter called collectively the "LOAN DOCUMENTS."

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. TERMS DEFINED. Unless otherwise defined or stated in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment).

         2. AMENDMENT. The Loan Agreement is, effective as of the date hereof, hereby amended as follows:

         The definitions set forth in SECTION 1.1. of the Credit Agreement are hereby amended, restated or supplemented (as appropriate) to read as follows:

         "ALLOWED AMOUNT" shall mean an amount equal to the Maximum Revolving Commitment Amount.

         "APPLICABLE MARGIN" shall mean the margin added to the Libor Rate to obtain the interest rate for the outstanding Advances as set forth in the Table attached hereto as ATTACHMENT I. The Applicable Margin during any calendar quarter shall be set based upon the Borrowers' consolidated ratio of Total Funded Debt to EBITDA as of the last day of the immediately prior calendar quarter. The Applicable Margin shall be determined and adjusted quarterly on the first day of the first month after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of this Agreement.

         "CAPITAL EXPENDITURE" shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period for its use) which should be capitalized under GAAP, as reported on a consolidated cash flow statement of such Person and its Subsidiaries.

         "MAXIMUM REVOLVING COMMITMENT AMOUNT" means Fifty-Five Million and 00/100 Dollars ($55,000,000.00).

         "REVOLVING LOAN ENDING DATE" means September 30, 2008.

Second Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement - Page 2

         "REVOLVING NOTE" means the Borrowers' Second Amended and Restated Revolving Credit Note of even date, in the amount of Fifty-Five Million and 00/100 Dollars ($55,000,000.00), payable to the order of the Lender, and evidencing Borrowers' obligation to repay the Revolving Loan, as such Revolving Note may be amended from time to time.

         "UNUSED COMMITMENT FEE PERCENTAGE" shall mean the percentage upon which the Unused Commitment Fee shall be calculated, as determined in accordance with ATTACHMENT I hereto. The Unused Commitment Fee Percentage earned during any calendar quarter shall be determined based upon the Borrowers' consolidated ratio of Total Funded Debt to EBITDA as of the last day of the immediately prior calendar quarter. The Unused Commitment Fee Percentage shall be determined and adjusted quarterly on the first day of the first month after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of this Agreement.

         SECTION 2.2 of the Loan Agreement, entitled "Guidance Line Facility," shall be replaced in its entirety by the following new Section 2.2:

         2.2 [RESERVED].

         The prefatory sentence to ARTICLE 5 of the Loan Agreement shall be amended by substituting the following prefatory language:

         "To induce the Lender to enter into this Agreement and to extend the Revolving Loan to Borrowers, Borrowers make the following representations and warranties to the Lender. These representations and warranties are continuing, and each request for an Advance or a Letter of Credit shall be deemed to be an affirmation of these representations and warranties as of the date of such request."

         SUBSECTION 6.11(D) of the Loan Agreement, entitled "Borrowing Base Certificates," shall be replaced in its entirety by the following new Section 6.11(d):

          (d) ACCOUNTS RECEIVABLE AGING REPORTS. Within forty-five (45) days after the end of each calendar quarter (and at any other time upon reasonable request by the Lender), accounts receivable aging reports in form and substance reasonably satisfactory to the Lender;

         The text of SUBSECTION 6.11(F) of the Loan Agreement, entitled "Contract Backlog Report" shall be replaced in its entirety by the language set forth in that certain letter from the Lender to Essex Corporation dated March 3, 2006 and reiterated below, namely:

          (f) "CONTRACT BACKLOG REPORT". Within forty-five (45) days after the end of each quarter other than calendar quarter(s) ending December 31, a contract backlog report. Within one hundred twenty (120) days after the end of calendar quarter(s) ending December 31, a contract backlog report;

Second Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement - Page 3

         SUBSECTION 6.15B. of the Loan Agreement shall be replaced in its entirety by the following new Section 6.15b.:

         b. TOTAL FUNDED DEBT TO EBITDA. The Borrowers shall maintain on a consolidated basis a maximum ratio of Total Funded Debt to EBITDA of 2.50 to
1.00 at all times, as measured at the end of each calendar quarter on a rolling four-quarter basis.

         SECTION 7.13 of the Loan Agreement shall be replaced in its entirety by the following new Section 7.13:

         7.13 CAPITAL EXPENDITURES. The Borrowers shall not make Capital Expenditures in excess of Fourteen Million Dollars ($14,000,000) in the aggregate in any fiscal year.

         ATTACHMENT I of the Loan Agreement shall be replaced in its entirety by the following new Attachment I:

-------------------------------------------------------------------------------

 TIER  FUNDED DEBT TO EBITDA                  UNUSED   APPLICABLE   LETTER OF
                                               FEE       MARGIN    CREDIT FEE
-------------------------------------------------------------------------------

  I    Less than or equal to 1.00 to 1.00     20 bps   100 bps     100 bps

  II   Less than or equal to 2.0 to 1.00 but  25 bps   125 bps     125 bps
             greater than 1.00 to 1.00

  III  Less than or equal to 2.5 to 1.00 but  25 bps   140 bps     140 bps
             greater than 2.00 to 1.00
-------------------------------------------------------------------------------

                                 BPS = BASIS POINTS

         3.  CONSENT  AND   PERMISSION.   The  Lender  hereby  consents  to  the
Acquisition and waives any Event of Default that might otherwise arise as a result of the consummation of the Acquisition. For the avoidance of doubt, the Acquisition shall constitute a "Permitted Acquisition," as that term is used in the Loan Agreement, with specific reference to the use of such term in the negative covenants set forth in section 7.4 and 7.6 of the Loan Agreement.

         4. RATIFICATION AND CONFIRMATION/ NO NOVATION. The Borrowers hereby ratify and confirm that this Amendment, the Loan Agreement and the Loan Documents constitute the legal, valid and binding obligations of the Borrowers, enforceable in accordance with their stated terms. The Lender and the Borrowers agree that it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, (a) any of the obligations, indebtedness and liabilities of any party under the provisions of the Loan Documents, or (b) any assignment or pledge to the Lender of, or any security interest or lien granted to the Lender in or on, any collateral and security for such obligations, indebtedness and liabilities.

Second Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement - Page 4

         5. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent, all of which conditions precedent must be satisfied on or before September 29, 2006:

                  (a) The Lender shall have received this Amendment and the documents called for herein executed by the parties hereto; and

                  (b) No Default or Event of Default shall have occurred and be continuing.

         6. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Lender, and agree with the Lender that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of the Borrowers and will not violate any of the Borrowers' organizational documents or bylaws; (b) all representations and warranties set forth in the Loan Agreement are true and correct as if made again on and as of such date (except if and to the extent that such representations and warranties were expressly made only as of another specific date); (c) no Event of Default has occurred and is continuing; and (d) other than as previously disclosed in writing to the Lender, there is not any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to or has the practical effect of: (a) materially adversely affecting the Borrowers, or (b) adversely affecting the transactions contemplated by this Amendment.

         7. LOAN AGREEMENT REMAINS IN EFFECT; NO WAIVER. All terms and provisions of the Loan Agreement and the other the Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by the Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by the Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single, periodic or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Agreement, the Loan Documents or otherwise.

         8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         9. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF

Second Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement - Page 5

THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) THE BORROWERS AND (B) THE LENDER.

         10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon such representations and warranties.

         11. REFERENCE TO LOAN AGREEMENT. This Amendment shall constitute a Loan Document. Each of the Loan Documents, including the Loan Agreement, this Amendment and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are (if and to the extent necessary) hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

         12. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         13. SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Lender, the Lender, the Borrowers and any other Loan Parties and their respective successors and assigns; provided, HOWEVER, that the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lender.

         14. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

    [remainder of page left intentionally blank - signature lines to follow]

Second Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement - Page 6

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the day and year first above written.

                        BORROWER:

                        ESSEX CORPORATION, a Virginia corporation

                        By:      /S/ LEONARD E. MOODISPAW
                                 -----------------------------------
                                 Leonard E. Moodispaw
                                 President and Chief Executive Officer


                        THE WINDERMERE GROUP, LLC,
                        a Maryland limited liability company

                        By:      /S/ LEONARD E. MOODISPAW
                                 -----------------------------------
                                 Leonard E. Moodispaw
                                 President and Chief Executive Officer


                        WINDERMERE INFORMATION TECHNOLOGY SYSTEMS, LLC, a Maryland limited liability company

                        By:      /S/ LEONARD E. MOODISPAW
                                 -----------------------------------
                                 Leonard E. Moodispaw
                                 President and Chief Executive Officer


                        WINDERMERE HDS, LLC,
                        a Maryland limited liability company

                        By:      /S/ LEONARD E. MOODISPAW
                                 -----------------------------------
                                 Leonard E. Moodispaw
                                 President and Chief Executive Officer

                        BANK OF AMERICA, N.A.

                        By:      /S/ JESSICA L. TENCZA
                                 -----------------------------------
                                 Jessica L. Tencza
                                 Vice President

Second Amendment to Amended and Restated Revolving
Line of Credit Loan and Security Agreement - Page 7